                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-8 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2002.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP


San Diego, California

August 28, 2002